                        POWER OF ATTORNEY

     Know all by persons by these presents, that the undersigned hereby constitutes, designates and appoints Steven A. Millstein.
Renee T. Kingsley and Russell A. Olson, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to:
     (1)  Execute, acknowledge, deliver and file, in the name and on behalf of the undersigned, any and all filings
          required by the Securities Exchange Act of 1934, as
          amended (the "Act"), including, without limitation,
          Sections 13 and 16 thereof (and the rules and
          regulations promulgated thereunder), with respect to
          securities of ATX Group, Inc., a Delaware corporation
          (the "Company"), including, but not limited to, Forms
          3, 4, and 5 and Schedules 13D and 13G, and any
          amendments thereto, required under the Act;

     (2)  do and perform any and all acts for and on behalf of
          the undersigned which may be necessary or desirable to
          complete and execute any such Form 3, 4, or 5, Schedule
          13D or 13G, or any amendments thereto, as applicable,
          and timely file such forms and statements with the
          United States Securities and Exchange Commission and
          any stock exchange or similar authority; and

     (3)  take any other action of any type whatsoever in
          connection with the foregoing which, in the opinion of
          such attorney-in-fact, may be of benefit to, in the
          best interest of, or legally required by, the
          undersigned, it being understood that the documents
          executed by such attorney-in-fact on behalf of the
          undersigned pursuant to this Power of Attorney shall be
          in such form and shall contain such terms and
          conditions as such attorney-in-fact may approve in such
          attorney-in-fact's sole and absolute discretion.

     The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as full to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the
undersigned's filing requirements under the Act with respect to the securities of the Company.
     This Power of Attorney shall remain in full force and effect until the undersigned revokes such Power of Attorney in a writing delivered to each respective attorney-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 19th day of April, 2004.
                              /s/  THOMAS W. LYLES, JR.
                              ---------------------------
                              Thomas W. Lyles, Jr.